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                                                              EXHIBIT (15)(f)(1)

                                  SCHEDULE A-2
                                  ------------

                         EATON VANCE MUTUAL FUNDS TRUST
                            CLASS C DISTRIBUTION PLAN
                            EFFECTIVE: MARCH 4, 1998

Name of Fund Adopting this Plan        Date of Original Plans (Inception Date)
-------------------------------        ---------------------------------------

Eaton Vance Tax-Managed                                  N/A
  International Growth Fund